EXHIBIT 21.1

List of Subsidiaries, Summit Design, Inc.



1.   Summit Design (EDA) Ltd., an Israeli corporation

2.   Summit Verification, Inc., a Delaware corporation

3.   ProSoft Oy, a Finnish corporation